UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Hercules Capital, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11

Hercules Capital Announces Date of

2022 Annual Meeting of Stockholders

PALO ALTO, Calif., May 9, 2022 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), will conduct its 2022 Annual Meeting of Stockholders by virtual meeting on Thursday, June 23, 2022 at 9:00 a.m. (Pacific Time). The proxy statement for the meeting was mailed separately on or about May 4, 2022 to shareholders of record as of April 25, 2022.

2022 Annual Meeting of Stockholders

June 23, 2022 at 9:00 a.m. Pacific Time

Virtual Meeting via Internet: www.virtualshareholdermeeting.com/HTGC2022

Matters to be voted on include: 1) election of two directors, 2) an advisory vote on the compensation of the Company’s named executive officers, and 3) ratification of the Company’s independent public accounting firm.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $14.0 billion to over 570 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules, through its wholly owned subsidiary, Hercules Adviser LLC (“Hercules Adviser”), also maintains an asset management business through which it manages investments for external parties (“Adviser Funds”). Hercules Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).

Additional Information

This communication may be deemed solicitation material in respect of the proposals described above (the “proposals”). In connection with the proposals, the Company has filed, and intends to file, relevant materials with the Securities and Exchange Commission (the “SEC”). Promptly after filing its definitive proxy statements with the SEC, the Company will mail the definitive proxy statements and proxy cards to each stockholder entitled to vote at the stockholder meetings relating to such matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER

RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSALS. The preliminary proxy statement, the definitive proxy statements and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.htgc.com), or by writing to Hercules Capital, Inc. c/o Kiersten Zaza Botelho, Secretary, 31 St. James Avenue, Suite 730, Boston, Massachusetts, 02116 (telephone number 617-314-9973).

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposals. Information about the Company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the preliminary proxy statement and will be set forth in the definitive proxy statements and other materials to be filed with SEC.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com